Exhibit 14(b)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 811-8327 under the Investment Company Act of 1940 of Merrill Lynch Global Growth Fund, Inc. on Form N-14 of our report dated January 10, 2003 appearing in the November 30, 2002 Annual Report of Mercury Global Holdings, Inc., and to the references to us under the caption “COMPARISON OF THE FUNDS - Financial Highlights - Global Holdings” and “EXPERTS”, appearing in the Proxy Statement and Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey February 28, 2003